Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-199296 and  No. 333-203398 on Form S-8 of our report dated March 03, 2016, relating to the consolidated financial statements of Avalanche Biotechnologies, Inc. and its subsidiary appearing in this Annual Report on Form 10-K of Avalanche Biotechnologies, Inc. for the year ended December 31, 2015.

 /s/ DELOITTE & TOUCHE LLP

San Jose, California

March  3, 2016